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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                        ---------------------------------
                                    FORM 8-K

                                 CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of Earliest Event Reported): January 9, 2003


                             BAYCORP HOLDINGS, LTD.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware

                 -----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


               1-12527                              02-0488443
      (Commission File Number)     (I.R.S. Employer Identification Number)

       51 Dow Highway, Suite 7                       03903-2037
             Eliot, Maine                            (Zip Code)
(Address of Principal Executive Offices)


                                 (207) 451-9573
              -----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On January 9, 2003, Deloitte & Touche LLP ("Deloitte ") notified BayCorp Holdings, Ltd. (the "Company") that Deloitte resigned as the Company's independent auditor. Deloitte had been engaged as the Company's independent public accountants since July 25, 2002. On January 14, 2003, the Company engaged Vitale, Caturano & Company ("Vitale, Caturano") as the Company's independent public accountants to conduct the audit for the Company's 2002 fiscal year and a re-audit for the 2001 and 2000 fiscal years. The reasons for the change in accountants are explained below.

BACKGROUND

In September 2002, the Securities and Exchange Commission (the "Commission") notified the Company that the Commission planned to conduct a routine review of the Company's Annual Report on Form 10-K for the year ended December 31, 2001 (the "2001 Annual Report") and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002. During the review process, the Company has received and responded to comments made by Commission staff ("Staff") about those reports. The Commission and the Company have agreed to certain adjustments that the Company will make to its 2001 Annual Report in response to Staff's comments. The Company will file a Form 10-K/A containing amendments (the "Amendments") to its 2001 Annual Report after Vitale, Caturano completes an audit of the restated financial statements for 2001 and 2000 and issues their opinion that will be included in the Form 10-K/A. Certain of the financial statement adjustments are described under Item 5 below.

On November 15, 2002, the Company announced its intention to commence an issuer tender offer for its own shares (the "Tender Offer") in January 2003. The Company has determined that it is in the Company's best interests that the Amendments be filed before the Company commences the Tender Offer. The Company's goal is to commence the Tender Offer as soon as possible. However, Deloitte informed the Company that because of the significance of the Company of its interest in the Seabrook Nuclear Power Project (the "Seabrook Project" or "Seabrook") in 2000 and 2001, Deloitte would not be willing to report on an audit of the Company's 2002 financial statements unless the re-audit for 2000 and 2001 are conducted in a manner that places no reliance on the 2000 and 2001 audit reports on Seabrook's financial statements issued by Arthur Andersen, The Chairman of the Company's Audit Committee discussed this matter with Deloitte and the Company has authorized Deloitte to respond fully to inquiries of Vitale, Caturano concerning this matter. Moreover, Deloitte indicated that they would be unable to complete their audit of the Company's 2002 financial statements and re-audit of 2001 and 2000 within a time frame that would allow the Company to commence the Tender Offer before March 2003. None of the Commission's comments relate to the Company's reporting of Seabrook financial information. A partner at Vitale, Caturano was the concurring partner at Arthur Andersen for the Seabrook audit for the periods covered by the Amendments. This partner has also been involved with the Company's audits since 1994. Because of that partner's experience with audits of the Company and of Seabrook, Vitale, Caturano has undertaken to conduct the re-audits of the Company for 2001 and 2000 in a time frame that would allow the Company to commence the Tender Offer as planned.

Deloitte's resignation followed the Company's discussion with Deloitte of its intention to dismiss Deloitte as the Company's auditor. Deloitte had been engaged by the Company since July 2002 and had not issued a report on any of the Company's financial statements and, therefore, there has been no report containing an adverse opinion or disclaimer of opinion, or a report that was qualified or modified as to uncertainty, audit scope, or accounting principles. There have been
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no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to Deloitte's satisfaction, would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its reports on the Company's consolidated financial statements for any period.

As indicated above, Vitale, Caturano expects to be able to promptly conduct its audit of the Company's financial statements, which management believes will allow the Company to complete the Amendments and commence the Tender Offer in January 2003. In addition, the cost to the Company will be substantially reduced based on estimates received from both firms.

The Company believes that the change in accountants is in the best interests of the Company and its shareholders. The decision to engage Vitale, Caturano was recommended by the Company's Audit Committee and approved by the Company's Board of Directors.

OTHER INFORMATION

The Company has provided a copy of the disclosures contained in this Form 8-K to Deloitte and requested Deloitte to furnish a letter stating whether Deloitte agrees with the Company's statements as required by Item 304(a)(3) of Regulation S-K. Deloitte has provided a letter that acknowledges agreement with the statements made in the first two sentences in the first paragraph, the first two sentences and the last sentence in the second paragraph, the first, fourth, fifth,sixth and seventh sentences in the third paragraph, and all of the fourth paragraph. That letter is attached hereto as Exhibit 16.1

The Company has provided a copy of the disclosures contained in this Form 8-K to Vitale, Caturano and requested Vitale, Caturano to furnish a letter stating whether Vitale, Caturano agrees with the Company's statements as required by
Item 304(a)(2)(D) of Regulation S-K. Vitale, Caturano has provided a letter acknowledging its agreement with the disclosures in this Item 4 that is attached hereto as Exhibit 16.2

Forward Looking Statements

The statements contained in this Form 8-K regarding the Company's goals, strategies, and expectations are "forward-looking statements." Such statements include the timing of the audit of the restated financial statements for 2001 and 2000 that will be included in the Amendments and the Company's intention to conduct the Tender Offer. No assurances can be given that the results in any forward-looking statements will be achieved and actual results could differ materially if, for example, the audit of the restated financial statements for 2001 and 2000 that will be included in the Amendments is not completed within the anticipated time frame or other events occur that affect commencement of the Tender Offer. Reports filed by the Company with the Commission contain other information and factors that could affect the Company's business.

ITEM 5. OTHER EVENTS

(a)  FINANCIAL STATEMENT RESTATEMENTS AND ADJUSTMENTS

The financial statement adjustments to be included in the Amendments consist primarily of additional note disclosure and financial statement reclassifications and the inclusion of HoustonStreet Exchange, Inc. ("HoustonStreet") financial statements and financial notes for
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2001 and 2000. In addition, several restatements will be recorded. Historical
1999 financial statements will be restated and presented on a consolidated basis including HoustonStreet, consistent with the presentation in the 1999 10-K. The 2001 Annual Report presented HoustonStreet on the equity method for 1999. There is no change to net income. In addition, BayCorp will record an increase in the value of its investment in HoustonStreet during 2000 resulting from the sale by HoustonStreet of its capital stock to other parties. The resulting increase in the carrying value of the investment also resulted in an increase to additional paid in capital of approximately $6.7 million. The Company deconsolidated HoustonStreet in December 2002. Upon deconsolidation, the Company's investment in HoustonStreet was negative (HoustonStreet losses exceeded the Company's investment in HoustonStreet) and the Company wrote its investment to zero. The impact of the adjustment reflecting the sale of stock by HoustonStreet will be to increase the Company's net loss in 2000 by approximately $6.7 million. There will be no increase or reduction in net assets or cash nor additional liabilities assumed by BayCorp resulting from the financial statement adjustments.

(b) On January 16, 2003, the Company issued a press release relating to its change of accountants, a copy of which is filed as Exhibit 99 hereto.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

Number      Description
------      -----------
16.1        Letter dated January 16, 2003 of Deloitte & Touche LLP

16.2        Letter dated January 16, 2003 of Vitale, Caturano & Company

99          Press release dated January 16, 2003


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              BAYCORP HOLDINGS, LTD.

                              By:   /s/ Frank W. Getman Jr.
                                    -----------------------
January 16, 2003                    Frank W. Getman Jr.
                                    President and Chief Executive Officer